Exhibit 99.1

RR DONNELLEY REPORTS SECOND-QUARTER 2007 RESULTS

Highlights:

•

Second-Quarter 2007 GAAP net loss from continuing operations of $69.4 million or $0.32 per diluted share vs. net earnings from continuing operations of $124.4 million or $0.57 per diluted share in the second quarter of 2006. GAAP results in the second quarter of 2007 include a non-cash pre-tax impairment charge of $316.7 million, substantially all related to the previously announced write-off of the Moore Wallace, OfficeTiger and other trade names.

•	Second-Quarter 2007 Non-GAAP net earnings from continuing operations of $149.2 million or $0.67 per diluted share vs. $133.6 million or $0.61 per diluted share in the second quarter of 2006

•	Reaffirms full-year, 2007 Non-GAAP net earnings per diluted share from continuing operations guidance of $2.70 to $2.75, but trending toward the high end of the range

•

The company repurchased 4 million shares of common stock during and subsequent to the end of the second quarter of 2007. Additional share repurchases have been authorized, bringing the total authorization back to 10 million shares.

CHICAGO, August 1, 2007 — R.R. Donnelley & Sons Company (NYSE: RRD) today reported a second-quarter 2007 net loss from continuing operations of $69.4 million or $0.32 per diluted share on net sales of $2.8 billion compared to net earnings from continuing operations of $124.4 million or $0.57 per diluted share on net sales of $2.3 billion in the second quarter of 2006. The net loss from continuing operations in the second quarter of 2007 included pre-tax charges totaling $330.5 million for impairment ($316.7 million) and restructuring ($13.8 million). Substantially all of the impairment charge related to the write-off of the Moore Wallace, OfficeTiger and other trade names and substantially all of the restructuring charge related to the reorganization of certain operations and exiting of certain business activities. The second-quarter 2006 net earnings from continuing operations included pre-tax charges totaling $14.6 million for restructuring ($12.7 million) and impairment ($1.9 million) substantially all associated with the reorganization of certain operations and the exiting of certain business activities. The company’s effective tax rate was 37.8% in the second quarter of 2007 compared to 31.9% in the second quarter of 2006, primarily reflecting the tax impact of the non-cash impairment charge on the pre-tax loss in the second quarter of 2007. The company recorded income from discontinued operations of $0.8 million in the second quarter of 2006. Including discontinued operations, net loss was $69.4 million or $0.32 per diluted share in the second quarter of 2007 and net earnings was $125.2 million or $0.57 per diluted share in the second quarter of 2006.

The company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP net earnings from continuing operations totaled $149.2 million or $0.67 per diluted share in the second quarter of 2007 compared to $133.6 million or $0.61 per diluted share in the second quarter of 2006. Non-GAAP net earnings from continuing operations exclude

RR DONNELLEY REPORTS SECOND-QUARTER 2007 RESULTS

restructuring and impairment charges in the second quarter of both 2007 and 2006. For non-GAAP comparison purposes, the effective tax rate decreased to 31.9% in the second quarter of 2007 from 32.3% in the second quarter of 2006, primarily reflecting an increased benefit from the domestic manufacturing deduction. A reconciliation of GAAP net earnings to non-GAAP net earnings for these adjustments is presented in the attached tables.

“We are pleased by our strong performance in the second quarter,” said Thomas J. Quinlan III, RR Donnelley’s President and Chief Executive Officer. “Sales growth on our legacy platform was in-line with real GDP growth and while the companies we acquired in 2007, in aggregate, carried a lower operating margin historically, we made great progress in integrating them as well as beginning to utilize their open capacity and close the margin gap. Our recently announced re-branding under the one RR Donnelley brand reflects our ability to provide fully integrated single-source solutions that span a complete range of printing and service capabilities. By managing our sales and manufacturing as one platform, we have platform flexibility, utilize our capacity efficiently and drive productivity to be the lowest cost provider.”

Quinlan added, “We are also pleased with our strong generation of cash from continuing operations of $437 million during the first half of 2007. Our share repurchases and the replenishment of our share repurchase authorization demonstrate the confidence we have in our ability to generate strong cash flow that will provide us with the flexibility to execute on all aspects of our growth and capital deployment strategy, while very comfortably paying our dividend and servicing our debt.”

Business Review (Continuing Operations)

The company reports its results in two reportable segments, 1) Global Print Solutions and 2) Global Services, and Corporate.

Summary

During 2007, we acquired Banta Corporation, Perry Judd’s and Von Hoffmann, which in aggregate carried a lower operating margin historically. Our proven financial discipline and approach to achieving productivity increases already have had a positive margin impact in these operations, and we see opportunities for continued improvement.

Net sales in the quarter were $2.8 billion, up 23.0% from the second quarter of 2006. The increase was due to acquisitions and favorable foreign exchange comparisons as well as new customer wins and increased volume with existing customers, offset in part by continued price pressure. The gross margin rate decreased to 27.1% in the second quarter of 2007 from 27.5% in the second quarter of 2006 reflecting the inclusion of the acquired companies that more than offset the benefits from higher sales volume and our productivity efforts. SG&A expense as a percentage of net sales decreased to 11.9% in the second quarter of 2007 from 12.1% in the second quarter of 2006, reflecting the benefits of our integration and productivity efforts. Operating margin, which was negatively impacted by charges for impairment and restructuring totaling $330.5 million in the second quarter of 2007 and $14.6 million in the second quarter of 2006, was –1.9% in the second quarter of 2007 compared to 9.8% in the second quarter of 2006.

Excluding charges for restructuring and impairment, non-GAAP operating income increased 16.8% to $276.1 million in the second quarter of 2007 compared to the second quarter of 2006. Non-GAAP operating margin in the second quarter of 2007 was 9.9% compared to 10.4% in the second quarter of 2006 reflecting the inclusion of the acquired companies that collectively

RR DONNELLEY REPORTS SECOND-QUARTER 2007 RESULTS

carried a lower margin historically that more than offset the benefits from higher sales volume and our productivity efforts. Reconciliations of GAAP operating income and margin to non-GAAP operating income and margin are presented in the attached tables.

Segments

Net sales for the Global Print Solutions segment increased 33.1% to $1.8 billion from the second quarter of 2006 due to the Banta, Perry Judd’s and Von Hoffmann acquisitions as well as sales increases in our Asian operations, logistics and book offerings and favorable foreign exchange comparisons. The segment’s operating margin, which was negatively impacted by charges for impairment ($53.4 million) and restructuring ($4.7 million) totaling $58.1 million in the second quarter of 2007 and a restructuring charge of $2.3 million in the second quarter of 2006, decreased to 9.6% in the second quarter of 2007 from 14.6% in the second quarter of 2006. Excluding impairment and restructuring charges, the segment’s non-GAAP operating income increased 15.6% to $231.4 million. Non-GAAP operating margin in the second quarter of 2007 decreased to 12.8% from 14.8% in the second quarter of 2006 reflecting the inclusion of the acquired companies that collectively carried a lower margin historically as well as incremental non-cash purchase accounting-related amortization expenses that more than offset the benefits of our productivity initiatives.

Net sales for the Global Services segment increased 8.0% to $990.0 million from the second quarter of 2006 due to the acquisitions of Banta, Von Hoffmann and OfficeTiger; sales growth in our financial print, global document solutions and forms and labels offerings; and favorable foreign exchange comparisons, offset in part by lower sales of statement printing. The segment’s operating margin, which was negatively impacted by charges for restructuring ($7.5 million) and impairment ($263.3 million) totaling $270.8 million in the second quarter of 2007 and by charges for restructuring ($9.7 million) and impairment ($1.9 million) totaling $11.6 million in the second quarter of 2006, decreased to -18.6% in the second quarter of 2007 from 8.5% in the second quarter of 2006. Non-GAAP operating margin decreased to 8.8% in the second quarter of 2007 from 9.7% in the second quarter of 2006 due to continued price pressure and the performance of statement printing.

Corporate operating expenses decreased to $43.6 million in the second quarter of 2007 from $53.8 million in the second quarter of 2006. Excluding restructuring charges of $1.6 million in the second quarter of 2007 and $0.7 million in the second quarter of 2006, corporate operating expenses decreased $11.1 million from the second quarter of 2006 to $42.0 million reflecting lower employee benefit and compensation expenses.

Outlook—2007 Full-Year Non-GAAP EPS from Continuing Operations

For the full year of 2007, RR Donnelley is projecting non-GAAP net earnings per diluted share from continuing operations to be in the range of $2.70 to $2.75, but trending toward the high end of the range. This guidance assumes no additional shares repurchased under the authorization available to the company. The non-GAAP effective tax rate for 2007 is expected to be approximately 33.0%.

GAAP net earnings per diluted share from continuing operations in 2007 may include restructuring, impairment and integration charges, the resolution of certain tax items and other items that are not currently determinable, but may be significant. For that reason, the company is unable to provide full-year GAAP net earnings estimates at this time.

RR DONNELLEY REPORTS SECOND-QUARTER 2007 RESULTS

Conference Call

RR Donnelley will host a conference call and simultaneous webcast to discuss its second-quarter results today, Wednesday, August 1, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley’s web site: http://www.rrdonnelley.com. Individuals wishing to participate can join the conference call by dialing 706.634.1139. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 706.645.9291, passcode 6964388.

About RR Donnelley

RR Donnelley (NYSE: RRD) is the world’s premier full-service provider of print and related services, including business process outsourcing. Founded more than 140 years ago, the company provides solutions in commercial printing, direct mail, financial printing, print fulfillment, labels, forms, logistics, call centers, transactional print-and-mail, print management, online services, digital photography, color services, and content and database management to customers in the publishing, healthcare, advertising, retail, technology, financial services and many other industries. The largest companies in the world and others rely on RR Donnelley’s scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions. For more information, visit the company’s web site at www.rrdonnelley.com.

Contact Information
Media:	Investors:
Doug Fitzgerald	Dan Leib
EVP, Marketing & Communications	SVP, Finance
312-326-7740	312-326-7710
doug.fitzgerald@rrd.com	dan.leib@rrd.com

Use of Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. The factors that could cause material differences in the expected results of RR Donnelley include, without limitation, the following: the successful execution and integration of acquisitions and the performance of the company’s businesses following acquisitions; the ability to implement comprehensive plans for the execution of cross-selling, cost containment, asset rationalization and other key strategies; competitive pressures in all markets in which the company operates; factors that affect customer demand, including changes in postal rates and postal regulations, changes in the capital markets, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers’ budgetary constraints and customers’ changes in short-range and long-range plans; shortages or changes in availability, or increases in costs of, key materials (such as ink, paper and fuel); and other risks and uncertainties described in RR Donnelley’s periodic filings with the Securities and Exchange Commission (SEC). Readers

RR DONNELLEY REPORTS SECOND-QUARTER 2007 RESULTS

are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC.

RR DONNELLEY REPORTS SECOND QUARTER 2007 RESULTS

R. R. Donnelley & Sons Company

Consolidated Balance Sheets

As of June 30, 2007 and December 31, 2006

(UNAUDITED)

(In millions, except per share data)

	June 30, 2007	December 31, 2006
Assets
Current Assets
Cash and cash equivalents	$301.1	$211.4
Restricted cash equivalents	54.9	—
Receivables, less allowance for doubtful accounts	2,067.5	1,638.6
Inventories	633.4	501.8
Prepaid expenses and other current assets	92.0	70.4
Deferred income taxes	124.5	94.8

Total Current Assets	3,273.4	2,517.0

Property, plant and equipment - net	2,692.0	2,142.3
Goodwill	3,754.5	2,886.8
Other intangible assets - net	1,349.3	1,119.8
Prepaid pension cost	768.3	638.6
Other noncurrent assets	427.1	331.3

Total Assets	$12,264.6	$9,635.8

Liabilities
Current Liabilities
Accounts payable	868.8	749.1
Accrued liabilities	1,039.8	839.2
Short-term debt and current portion of long-term debt	662.2	23.5

Total Current Liabilities	2,570.8	1,611.8

Long-term debt	3,602.2	2,358.6
Postretirement benefit obligations	298.7	288.0
Deferred income taxes	816.5	604.1
Other noncurrent liabilities	781.1	645.4
Liabilities from discontinued operations	2.7	3.2

Total Liabilities	$8,072.0	$5,511.1

Shareholders’ Equity
Preferred stock, $1.00 par value	—	—
Authorized shares: 2.0; Issued: None

Common stock, $1.25 par value
Authorized shares: 500.0
Issued shares: 243.0 in 2007 and 2006	303.7	303.7
Additional paid-in capital	2,836.4	2,871.8
Retained earnings	1,544.0	1,615.0
Accumulated other comprehensive income	168.3	62.1
Treasury stock, at cost, 20.9 shares in 2007 (2006 - 24.2 shares)	(659.8)	(727.9)

Total Shareholders’ Equity	$4,192.6	$4,124.7

Total Liabilities and Shareholders’ Equity	$12,264.6	$9,635.8

RR DONNELLEY REPORTS SECOND QUARTER 2007 RESULTS

R. R. Donnelley & Sons Company

Consolidated Statements of Operations

Three and Six Months Ended June 30, 2007 and 2006

(In millions, except per share data)

(UNAUDITED)

	Three months ended June 30,						Six months ended June 30,
	2007 GAAP	ADJUSTMENTS TO NON-GAAP	2007 NON-GAAP	2006 GAAP	ADJUSTMENTS TO NON-GAAP	2006 NON-GAAP	2007 GAAP	ADJUSTMENTS TO NON-GAAP	2007 NON-GAAP	2006 GAAP	ADJUSTMENTS TO NON-GAAP	2006 NON-GAAP
Net sales	$2,796.3	$—	$2,796.3	$2,273.7	$—	$2,273.7	$5,588.9	$—	$5,588.9	$4,540.6	$—	$4,540.6

Cost of sales (exclusive of depreciation and amortization shown below)	2,039.8	—	2,039.8	1,648.0	—	1,648.0	4,095.8	—	4,095.8	3,309.4	—	3,309.4
Selling, general and administrative expenses (exclusive of depreciation and amortization shown below)	331.7	—	331.7	275.2	—	275.2	656.2	—	656.2	537.3	—	537.3
Restructuring and impairment charges - net	330.5	(330.5)	—	14.6	(14.6)	—	341.9	(341.9)	—	31.2	(31.2)	—
Depreciation and amortization	148.7	—	148.7	114.2	—	114.2	290.9	—	290.9	229.0	—	229.0

Total operating expenses	2,850.7	(330.5)	2,520.2	2,052.0	(14.6)	2,037.4	5,384.8	(341.9)	5,042.9	4,106.9	(31.2)	4,075.7

Income (loss) from continuing operations	(54.4)	330.5	276.1	221.7	14.6	236.3	204.1	341.9	546.0	433.7	31.2	464.9

Interest expense - net	55.4	—	55.4	35.6	—	35.6	108.8	—	108.8	70.5	—	70.5
Investment and other income (expense) - net	(0.4)	—	(0.4)	(3.7)	—	(3.7)	1.8	—	1.8	(4.5)	—	(4.5)

Earnings (loss) from continuing operations before income taxes and minority interest	(110.2)	330.5	220.3	182.4	14.6	197.0	97.1	341.9	439.0	358.7	31.2	389.9

Income tax expense (benefit)	(41.7)	111.9	70.2	58.2	5.4	63.6	26.2	116.3	142.5	120.7	11.6	132.3
Minority interest	0.9	—	0.9	(0.2)	—	(0.2)	1.4	—	1.4	(0.6)	—	(0.6)

Net earnings (loss) from continuing operations	(69.4)	218.6	149.2	124.4	9.2	133.6	69.5	225.6	295.1	238.6	19.6	258.2

Income (loss) from discontinued operations -net of tax	—	—	—	0.8	(0.8)	—	(0.1)	0.1	—	(1.5)	1.5	—

Net earnings (loss)	$(69.4)	$218.6	$149.2	$125.2	$8.4	$133.6	$69.4	$225.7	$295.1	$237.1	$21.1	$258.2

Earnings per share:
Basic:
Net earnings (loss) from continuing operations	$(0.32)		$0.67	$0.57		$0.62	$0.32		$1.34	$1.10		$1.19
Loss from discontinued operations, net of tax	—		—	—		—	—		—	(0.01)		—

Net earnings (loss)	$(0.32)		$0.67	$0.57		$0.62	$0.32		$1.34	$1.09		$1.19

Diluted:
Net earnings (loss) from continuing operations	$(0.32)		$0.67	$0.57		$0.61	$0.31		$1.33	$1.09		$1.18
Loss from discontinued operations, net of tax	—		—	—		—	—		—	(0.01)		—

Net earnings (loss)	$(0.32)		$0.67	$0.57		$0.61	$0.31		$1.33	$1.08		$1.18

Weighted average common shares outstanding:
Basic	220.9		220.9	216.9		216.9	219.7		219.7	216.4		216.4
Diluted	220.9		221.8	218.9		218.9	221.1		221.1	218.3		218.3

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR DONNELLEY REPORTS SECOND QUARTER 2007 RESULTS

R. R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Three months ended June 30, 2007				Three months ended June 30, 2006
	Income (loss) from continuing operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share	Income from continuing operations	Operating margin	Net earnings (loss)	Net earnings per diluted share
GAAP basis measures	$(54.4)	(1.9)%	$(69.4)	$(0.32)	$221.7	9.8%	$125.2	$0.57
Non-GAAP adjustments:
Restructuring and impairment charges, net (1)	330.5	11.8%	218.6	0.99	14.6	0.6%	9.2	0.04
Net income from discontinued operations (2)	—	—	—	—	—	—	(0.8)	—

Total non-GAAP adjustments	330.5	11.8%	218.6	0.99	14.6	0.6%	8.4	0.04

Non-GAAP measures	$276.1	9.9%	$149.2	$0.67	$236.3	10.4%	$133.6	$0.61

(1)	Restructuring and impairment (pre-tax): Operating results for the three months ended June 30, 2007 and 2006 were affected by the following restructuring and impairment charges:
•

2007 included $316.1 million for the write-off of the Moore Wallace, OfficeTiger, and other trade names; $11.7 million for employee termination costs resulting from the reorganization of certain operations and the exiting of certain business activities; $2.1 million of other restructuring costs, including lease termination costs; and $0.6 million for the impairment of other long-lived assets.

•

2006 included $10.2 million for employee termination costs resulting from the reorganization of certain operations and the exiting of certain business activities; $2.5 million of other restructuring costs, including lease termination costs; and $1.9 million for the impairment of other long-lived assets.

(2)	Net income from discontinued operations: The net income from discontinued operations for the three months ended June 30, 2006 primarily reflects the sublease of a facility previously occupied by the Company’s package logistics business.

RR DONNELLEY REPORTS SECOND QUARTER 2007 RESULTS

R. R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Six months ended June 30, 2007				Six months ended June 30, 2006
	Income from continuing operations	Operating margin	Net earnings	Net earnings per diluted share	Income from continuing operations	Operating margin	Net earnings	Net earnings per diluted share
GAAP basis measures	$204.1	3.7%	$69.4	$0.31	$433.7	9.6%	$237.1	$1.08
Non-GAAP adjustments:
Restructuring and impairment charges, net (1)	341.9	6.1%	225.6	1.02	31.2	0.7%	19.6	0.09
Net loss from discontinued operations (2)	—	—	0.1	—	—	—	1.5	0.01

Total non-GAAP adjustments	341.9	6.1%	225.7	1.02	31.2	0.7%	21.1	0.10

Non-GAAP measures	$546.0	9.8%	$295.1	$1.33	$464.9	10.2%	$258.2	$1.18

(1)	Restructuring and impairment (pre-tax): Operating results for the six months ended June 30, 2007 and 2006 were affected by the following restructuring and impairment charges:
•

2007 included $316.1 million for the write-off of the Moore Wallace, OfficeTiger, and other trade names; $21.0 million for employee termination costs resulting from the reorganization of certain operations and the exiting of certain business activities; $4.1 million of other restructuring costs, including lease termination costs; and $0.7 million for the impairment of other long-lived assets.

•

2006 included $23.7 million for employee termination costs resulting from the reorganization of certain operations and the exiting of certain business activities; $5.2 million of other restructuring costs, including lease termination costs; and $2.3 million for the impairment of other long-lived assets.

(2)	Net loss from discontinued operations: The net loss from discontinued operations for the six months ended June 30, 2006 primarily reflects costs resulting from a subtenant bankruptcy related to a facility previously occupied by the Company’s package logistics business.

RR DONNELLEY REPORTS SECOND QUARTER 2007 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the three months ended June 30, 2007 and 2006

$ IN MILLIONS

(UNAUDITED)

	Global Print Solutions	Global Services	Corporate	Consolidated
Three Months Ended June 30, 2007
Net Sales	$1,806.3	$990.0	$—	$2,796.3
Operating Expense	1,633.0	1,174.1	43.6	2,850.7

Operating Income (Loss)	173.3	(184.1)	(43.6)	(54.4)
Operating Margin %	9.6%	(18.6)%	nm	(1.9)%

Non-GAAP Adjustments
Restructuring charges	4.7	7.5	1.6	13.8
Impairment charges	53.4	263.3	—	316.7
Integration charges	—	—	—	—

Total Non-GAAP Adjustments	58.1	270.8	1.6	330.5

Operating income (loss) excluding restructuring, impairment and integration charges	$231.4	$86.7	$(42.0)	$276.1

Operating margin before restructuring, impairment and integration charges %	12.8%	8.8%	nm	9.9%

Depreciation and amortization	98.1	42.1	8.5	148.7
Capital expenditures	90.1	31.5	5.8	127.4

Three Months Ended June 30, 2006
Net Sales	$1,357.0	$916.7	$—	$2,273.7
Operating Expense	1,159.1	839.1	53.8	2,052.0

Operating Income (Loss)	197.9	77.6	(53.8)	221.7
Operating Margin %	14.6%	8.5%	nm	9.8%

Non-GAAP Adjustments
Restructuring charges	2.3	9.7	0.7	12.7
Impairment charges	—	1.9	—	1.9
Integration charges	—	—	—	—

Total Non-GAAP Adjustments	2.3	11.6	0.7	14.6

Operating income (loss) excluding restructuring, impairment and integration	$200.2	$89.2	$(53.1)	$236.3

Operating margin before restructuring, impairment and integration charges %	14.8%	9.7%	nm	10.4%

Depreciation and amortization	66.7	40.4	7.1	114.2
Capital expenditures	65.6	18.5	2.7	86.8

RR DONNELLEY REPORTS SECOND QUARTER 2007 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the six months ended June 30, 2007 and 2006

$ IN MILLIONS

(UNAUDITED)

	Global Print Solutions	Global Services	Corporate	Consolidated
Six Months Ended June 30, 2007
Net Sales	$3,628.1	$1,960.8	$—	$5,588.9
Operating Expense	3,229.3	2,057.6	97.9	5,384.8

Operating Income (Loss)	398.8	(96.8)	(97.9)	204.1
Operating Margin %	11.0%	(4.9)%	nm	3.7%

Non-GAAP Adjustments
Restructuring charges	9.0	10.4	5.7	25.1
Impairment charges	53.4	263.4	—	316.8
Integration charges	—	—	—	—

Total Non-GAAP Adjustments	62.4	273.8	5.7	341.9

Operating income (loss) excluding restructuring, impairment and integration charges	$461.2	$177.0	$(92.2)	$546.0

Operating margin before restructuring, impairment and integration charges %	12.7%	9.0%	nm	9.8%

Depreciation and amortization	189.0	84.6	17.3	290.9
Capital expenditures	180.9	45.9	10.0	236.8

Six Months Ended June 30, 2006
Net Sales	$2,728.8	$1,811.8	$—	$4,540.6
Operating Expense	2,353.6	1,651.1	102.2	4,106.9

Operating Income (Loss)	375.2	160.7	(102.2)	433.7
Operating Margin %	13.7%	8.9%	nm	9.6%

Non-GAAP Adjustments
Restructuring charges	7.6	14.6	6.7	28.9
Impairment charges	—	2.3	—	2.3
Integration charges	—	—	—	—

Total Non-GAAP Adjustments	7.6	16.9	6.7	31.2

Operating income (loss) excluding restructuring, impairment and integration	$382.8	$177.6	$(95.5)	$464.9

Operating margin before restructuring, impairment and integration charges %	14.0%	9.8%	nm	10.2%

Depreciation and amortization	134.2	79.8	15.0	229.0
Capital expenditures	142.0	29.7	6.0	177.7

RR DONNELLEY REPORTS SECOND QUARTER 2007 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2007 and 2006

IN MILLIONS

(UNAUDITED)

	2007	2006
Operating Activities
Net earnings	$69.4	$237.1
Net loss from discontinued operations	0.1	1.5
Adjustment to reconcile net earnings to cash provided by operating activities	516.1	290.7
Changes in operating assets and liabilities	(149.1)	(286.0)

Net cash provided by operating activities of continuing operations	436.5	243.3
Net cash used in operating activities of discontinued operations	(0.6)	(0.5)

Net cash provided by operating activities	435.9	242.8

Net cash used in investing activities of continuing operations	(2,163.5)	(412.3)
Net cash provided by investing activities of discontinued operations	—	—

Net cash used in investing activities	(2,163.5)	(412.3)

Net cash provided by (used in) financing activities of continuing operations	1,806.1	(62.7)
Net cash provided by financing activities of discontinued operations	—	—

Net cash provided by (used in) financing activities	1,806.1	(62.7)

Effect of exchange rate on cash and cash equivalents	11.2	4.0

Net increase (decrease) in cash and cash equivalents	89.7	(228.2)

Cash and cash equivalents at beginning of period	211.4	366.7

Cash and cash equivalents at end of period	$301.1	$138.5

Supplemental non-cash disclosure:
Use of restricted cash to fund obligations associated with deferred compensation plans	$10.4	$—
Acquisition of business - purchase price payable	$—	$8.7
Acquisition of assets through direct financing	$—	$10.8

RR DONNELLEY REPORTS SECOND QUARTER 2007 RESULTS

R. R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the three months ended June 30, 2007 and 2006

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Three Months Ended June 30, 2007
Global Print Solutions	$1,806.3	$38.0	$1,844.3
Global Services	990.0	2.9	992.9

Consolidated	$2,796.3	$40.9	$2,837.2

Three Months Ended June 30, 2006
Global Print Solutions	$1,357.0	$478.1	$1,835.1
Global Services	916.7	34.6	951.3

Consolidated	$2,273.7	$512.7	$2,786.4

Net sales change
Global Print Solutions	33.1%		0.5%
Global Services	8.0%		4.4%
Consolidated	23.0%		1.8%*

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the three months ended June 30, 2007 and 2006 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the three months ended June 30, 2007, the adjustment for net sales of acquired businesses reflects the net sales of Von Hoffmann (acquired May 16, 2007).

For the three months ended June 30, 2006 the adjustment for net sales of acquired businesses reflects the net sales of OfficeTiger Holdings, Inc. (acquired April 27, 2006), Banta Corporation (acquired January 9, 2007), Perry Judd’s Holdings Incorporated (acquired January 24, 2007) and Von Hoffmann (acquired May 16, 2007).

*	Includes growth from legacy RRD platform of approximately 3% and the acquired companies of approximately -4%.

RR DONNELLEY REPORTS SECOND QUARTER 2007 RESULTS

R. R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the six months ended June 30, 2007 and 2006

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Six Months Ended June 30, 2007
Global Print Solutions	$3,628.1	$155.0	$3,783.1
Global Services	1,960.8	11.1	1,971.9

Consolidated	$5,588.9	$166.1	$5,755.0

Six Months Ended June 30, 2006
Global Print Solutions	$2,728.8	$981.6	$3,710.4
Global Services	1,811.8	87.3	1,899.1

Consolidated	$4,540.6	$1,068.9	$5,609.5

Net sales change
Global Print Solutions	33.0%		2.0%
Global Services	8.2%		3.8%
Consolidated	23.1%		2.6	% *

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the six months ended June 30, 2007 and 2006 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the six months ended June 30, 2007, the adjustment for net sales of acquired businesses reflects the net sales of Banta Corporation (acquired January 9, 2007), Perry Judd’s Holdings Incorporated (acquired January 24, 2007), and Von Hoffmann (acquired May 16, 2007).

For the six months ended June 30, 2006 the adjustment for net sales of acquired businesses reflects the net sales of OfficeTiger Holdings, Inc. (acquired April 27, 2006), Banta Corporation (acquired January 9, 2007), Perry Judd’s Holdings Incorporated (acquired January 24, 2007) and Von Hoffmann (acquired May 16, 2007).

*	Includes growth from legacy RRD platform of approximately 3% and the acquired companies of approximately 0%.